Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed certificates referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed certificates, and the mortgage loans backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase certificates that have characteristics that may change, and you are advised that all or a portion of the certificates may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell certificates to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates. You may withdraw your indication of interest at any time.

Option One Mortgage Loan Trust
2007-FXD2

Marketing Materials

$285,398,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters

Deutsche Bank Securities	JP Morgan Securities
Lehman Brothers	Merrill Lynch & Co.
H&R Block Financial Advisors, Inc.
Co-Managers

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Sharif Mahdavian	(212) 438-2412

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: March 21, 2007

$285,155,000 (Approximate)
Offered Certificates
Option One Mortgage Loan Trust 2007-FXD2

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4,5)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2) CallWindow(3)*	(Moody’s/S&P)	Distribution Date	Type

I-A-1	388,352,000	Not Offered Hereby		Aaa/AAA	March 2038	Fixed Rate Group I Senior
II-A-1	69,476,000	0.90 / 0.90	1-20 / 1-20	Aaa/AAA	March 2038	Fixed Rate Group II Senior
II-A-2	23,383,000	2.00 / 2.00	20-28 / 20-28	Aaa/AAA	March 2038	Fixed Rate Group II Senior
II-A-3	33,263,000	3.00 / 3.00	28-49 / 28-49	Aaa/AAA	March 2038	Fixed Rate Group II Senior
II-A-4	16,835,000	5.00 / 5.00	49-75 / 49-75	Aaa/AAA	March 2038	Fixed Rate Group II Senior
II-A-5	17,891,000	8.27 / 10.55	75-106 / 75-229	Aaa/AAA	March 2038	Fixed Rate Group II Senior
II-A-6	14,300,000	6.57 / 6.69	38-106 / 38-227	Aaa/AAA	March 2038	NAS Group II Senior
M-1	32,900,000	5.80 / 6.39	38-106 / 38-192	Aa1/AA+	March 2038	Fixed Rate Subordinate
M-2	18,550,000	5.80 / 6.35	37-106 / 37-180	Aa2/AA	March 2038	Fixed Rate Subordinate
M-3	10,850,000	5.80 / 6.33	37-106 / 37-172	Aa3/AA-	March 2038	Fixed Rate Subordinate
M-4	10,150,000	5.80 / 6.31	37-106 / 37-166	A1/A+	March 2038	Fixed Rate Subordinate
M-5	9,100,000	5.80 / 6.28	37-106 / 37-160	A2/A	March 2038	Fixed Rate Subordinate
M-6	8,400,000	5.80 / 6.24	37-106 / 37-154	A3/A-	March 2038	Fixed Rate Subordinate
M-7	7,700,000	5.80 / 6.20	37-106 / 37-147	Baa1/BBB+	March 2038	Fixed Rate Subordinate
M-8	5,600,000	5.80 / 6.14	37-106 / 37-139	Baa2/BBB	March 2038	Fixed Rate Subordinate
M-9	7,000,000	5.80 / 6.07	37-106 / 37-132	Baa3/BBB-	March 2038	Fixed Rate Subordinate
Total:	$673,750,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans. The certificate principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call. The certificate pass-through rate on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase by 0.50% after the clean-up call date.

(4)	See “Net WAC Rate” herein.
(5)	The Senior Certificates only will have the benefit of a certificate guaranty insurance policy from the Class A Certificate Insurer.

Depositor:	Option One Mortgage Acceptance Corporation.

Originator and
Servicer:	Option One Mortgage Corporation (“Option One”).

Co-Lead Underwriters:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Banc of America Securities LLC.

Co-Managers:	Lehman Brothers, Deutsche Bank Securities, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and H&R Block Financial Advisors Inc.

Trustee:	Wells Fargo Bank, N.A.

Class A Certificate Insurer:
Financial Security Assurance, Inc. The Certificate Insurer will issue a certificate guaranty insurance policy (the “Guaranty Policy”) for the benefit of the holders of the Senior Certificates. The Certificate Insurer, in consideration of the payment of a premium and subject to the terms of the Guaranty Policy, unconditionally and irrevocably guarantees the payment of Insured Amounts to the Trustee on behalf of the holders of the Senior Certificates.

Certificate Insurer Fee:	0.0800%.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-6 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.” The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of the Mortgage Loan or (ii) March 1, 2007.

Expected Pricing Date:	On or about the week of March [23], 2007.

Expected Closing Date:	On or about March 29, 2007.

Expected Settlement Date:	On or about March 29, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in April 2007.

Accrued Interest:
The Offered Certificates will settle with accrued interest. The price to be paid by the investors for the Offered Certificates will include accrued interest from March 1, 2007, up to, but not including, the Closing Date.

Interest Accrual Period:	The interest accrual period for each Distribution Date with respect to the Offered Certificates will be the calendar month preceding the related Distribution Date (on a 30/360 basis).

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:
The Senior Certificates, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in the top two rating categories of one of more nationally recognized statistical rating organizations.

Servicing Fee:
Approximately 0.30% per annum of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% per annum of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% per annum of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee:	Approximately 0.003% per annum on the aggregate principal balance of the Mortgage Loans.

Optional Termination:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-up Call”). In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans will be approximately $700,000,000, of which: (i) approximately $482,425,355 will consist of a pool of conforming balance fixed-rate mortgage loans (the “Group I Mortgage Loans”) and (ii) approximately $217,574,645 will consist of a pool of conforming and non-conforming balance fixed-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 2.26% of the Mortgage Loans, Option One also originated a second lien mortgage loan at the time of originating the first lien mortgage loan.

Pass-Through Rate:
The “Pass-Through Rate” for each class of Offered Certificates for any Distribution Date will be the lesser of (x) the fixed rate per annum for such class and (y) the Net WAC Rate for such Distribution Date.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Trustee Fee Rate.

Net WAC Rate:
The “Net WAC Rate” for each class of Offered Certificates on any Distribution Date is a per annum rate equal (x) to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus (y) in the case of the Senior Certificates, the Certificate Insurer Fee multiplied by an amount equal to the aggregate certificate principal balance of the Class A Certificates divided by the aggregate principal balance of the Mortgage Loans.

Net WAC Rate
Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any Class of Certificates is limited by the Net WAC Rate, the “Net WAC Rate Carryover Amount” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related fixed rate per annum over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related fixed rate per annum. Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Guaranty Policy, for the Senior Certificates only;
2) Excess Cashflow;
3) The Overcollateralization Amount; and
4) Subordination.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 3.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 3.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 7.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date after the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in April 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 39.00%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the aggregate certificate balance of the Subordinate Certificates and the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [41.00]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2009 - March 2010	[0.90]% for April 2009, plus 1/12 of [1.15]% thereafter
April 2010 - March 2011	[2.05]% for April 2010, plus 1/12 of [1.50]% thereafter
April 2011 - March 2012	[3.55]% for April 2011, plus 1/12 of [1.15]% thereafter
April 2012 - March 2013	[4.70]% for April 2012, plus 1/12 of [0.90]% thereafter
April 2013 - March 2014	[5.60]% for April 2013, plus 1/12 of [0.25]% thereafter
April 2014 and thereafter	[5.85]%

Expected Credit Support
Percentages:

	Iniial Credit Support	After Stepdown Date Expected Support
Senior Certificates	19.50%	39.00%
Class M-1	14.80%	29.60%
Class M-2	12.15%	24.30%
Class M-3	10.60%	21.20%
Class M-4	9.15%	18.30%
Class M-5	7.85%	15.70%
Class M-6	6.65%	13.30%
Class M-7	5.55%	11.10%
Class M-8	4.75%	9.50%
Class M-9	3.75%	7.50%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Class II-A-6 Calculation
Percentage:
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the certificate principal balance of the Class II-A-6 Certificates and the denominator of which is the aggregate certificate principal balance of the Group II Certificates, in each case before giving effect to payments of principal on that Distribution Date.

Class II-A-6 Lockout
Payment Amount:
For any Distribution Date, an amount equal to the product of (1) the Class II-A-6 Lockout Percentage for that Distribution Date, (2) the Class II-A-6 Calculation Percentage for that Distribution Date and (3) any amounts in respect of principal allocated to the Group II Certificates but in no event will the Class II-A-6 Lockout Payment Amount exceed the outstanding certificate principal balance of the Class II-A-6 Certificates.

Class II-A-6 Lockout
Percentage:	Distribution Date	Lockout Percentage
	1 to 36	0%
	37 to 60	45%
	61 to 72	80%
	73 to 84	100%
	85 and thereafter	300%

Priority of Distributions:	Available funds from the Mortgage Loans (after payments to the Servicer and Trustee) will be distributed as follows:

1)    Interest funds, as follows: first to the Certificate Insurer, the allocable portion of the monthly premium for the Guaranty Policy for such Distribution Date, second, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, third, monthly interest to the Class M-1 Certificates, fourth, monthly interest to the Class M-2 Certificates, fifth, monthly interest to the Class M-3 Certificates, sixth, monthly interest to the Class M-4 Certificates, seventh, monthly interest to the Class M-5 Certificates, eighth, monthly interest to the Class M-6 Certificates, ninth, monthly interest to the Class M-7 Certificates, tenth, monthly interest to the Class M-8 Certificates, eleventh, monthly interest to the Class M-9 Certificates, and twelfth, to the Certificate Insurer, any reimbursement amounts for prior claims paid under the Guaranty Policy.

2)    Principal funds, as follows: first to the Certificate Insurer, any premium amount for the Guaranty Policy not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)    Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)     Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid first to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates.

5)     Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement.

Principal Paydown:
With respect to the Group II Certificates, all principal distributions will be distributed sequentially, first, to the holders of the Class II-A-6 Certificates, the Class II-A-6 Lockout Payment Amount, until the certificate principal balance of the Class II-A-6 Certificates has been reduced to zero; second to the Class II-A-1 Certificates until the certificate principal balance of the Class II-A-1 Certificates has been reduced to zero; third to the Class II-A-2 Certificates until the certificate principal balance of the Class II-A-2 Certificates has been reduced to zero; fourth to the Class II-A-3 Certificates until the certificate principal balance of the Class II-A-3 Certificates has been reduced to zero; fifth to the Class II-A-4 Certificates until the certificate principal balance of the Class II-A-4 Certificates has been reduced to zero; sixth to the Class II-A-5 Certificates until the certificate principal balance of the Class II-A-5 Certificates has been reduced to zero; and seventh to the Class II-A-6 Certificates until the certificate principal balance of the Class II-A-6 Certificates has been reduced to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and ix) the Class M-9 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least 39.00% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 29.60% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 24.30% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 21.20% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 18.30% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 15.70% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 13.30% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.10% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.50% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.50% credit enhancement, (subject, in each case, to the overcollateralization floor).

Total Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$700,000,000	$49,270	$2,481,748
Average Scheduled Principal Balance	$212,508
Number of Mortgage Loans	3,294

Weighted Average Gross Coupon	8.146%	5.750%	12.825%
Weighted Average FICO Score	610	500	807
Weighted Average Combined Original LTV	78.41%	12.97%	100.00%
Weighted Average Combined Original LTV inc/Silent 2nds	78.95%	12.97%	100.00%
Weighted Average Debt-to-Income	42.00%	2.43%	59.89%

Weighted Average Original Term	356 months	120 months	360 months
Weighted Average Stated Remaining Term	354 months	117 months	359 months
Weighted Average Seasoning	3 months	1 month	27 months

Maturity Date		December 1, 2016	February 1 2037
Maximum Zip Code Concentration	0.59%	96815

Fixed Rate	100.00%	Cash Out Refinance	71.21%
		Purchase	14.78%
Fixed Rate 10 Yr	0.06%	Rate/Term Refinance	14.01%
Fixed Rate 15 Yr	1.28%
Fixed Rate 15 Yr Rate Reduction	0.03%	2-4 Units Attached	3.44%
Fixed Rate 20 Yr	0.95%	2-4 Units Detached	5.52%
Fixed Rate 30 Yr	68.17%	Condo Conversion Attached	0.02%
Fixed Rate 30 Yr IO	5.47%	Condo High-Rise Attached	0.24%
Fixed Rate 30 Yr Rate Reduction	0.40%	Condo Low-Rise Attached	3.02%
Fixed Rate 40/30 Balloon	23.63%	Condo Low-Rise Detached	0.05%
Fixed Rate 40/30 Balloon Rate Reduction	0.01%	Condotel Attached	0.45%
		Manufactured Housing	0.05%
Interest Only	5.47%	PUD Attached	0.67%
Not Interest Only	94.53%	PUD Detached	9.39%
		Single Family Attached	2.37%
Prepay Penalty: 0 months	20.68%	Single Family Detached	74.78%
Prepay Penalty: 12 months	14.00%
Prepay Penalty: 24 months	2.70%	Non-owner	5.05%
Prepay Penalty: 30 months	0.40%	Primary	93.43%
Prepay Penalty: 36 months	62.21%	Second Home	1.52%

First Lien	100.00%	Top 5 States:
		California	16.03%
Business Bank Statements	3.11%	Texas	13.05%
Full Documentation	68.97%	New York	12.92%
Lite Documentation	0.42%	Florida	12.18%
No Documentation	0.38%	Massachusetts	3.84%
Stated Income Documentation	27.12%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	15	748,168.86	0.11%	10.112	329	50.94	609
50,000.01 - 100,000.00	397	31,325,983.01	4.48%	10.110	346	76.75	597
100,000.01 - 150,000.00	872	109,929,102.97	15.70%	8.978	353	78.68	593
150,000.01 - 200,000.00	627	109,182,127.64	15.60%	8.474	355	78.23	599
200,000.01 - 250,000.00	444	99,795,032.79	14.26%	8.050	355	78.43	604
250,000.01 - 300,000.00	296	81,213,844.58	11.60%	7.814	353	77.38	610
300,000.01 - 350,000.00	251	81,527,705.54	11.65%	7.572	354	78.43	613
350,000.01 - 400,000.00	163	61,376,551.40	8.77%	7.536	353	80.69	629
400,000.01 - 450,000.00	78	32,886,986.79	4.70%	7.287	356	81.93	627
450,000.01 - 500,000.00	58	27,575,864.41	3.94%	7.693	355	80.65	635
500,000.01 - 550,000.00	24	12,552,961.38	1.79%	7.363	357	79.93	632
550,000.01 - 600,000.00	25	14,329,711.99	2.05%	7.626	357	81.14	637
600,000.01 - 650,000.00	14	8,677,714.13	1.24%	7.861	344	80.02	638
650,000.01 - 700,000.00	5	3,351,761.78	0.48%	8.406	357	76.03	609
700,000.01 - 750,000.00	5	3,626,978.90	0.52%	8.115	356	79.73	624
750,000.01 - 800,000.00	6	4,714,036.24	0.67%	7.120	335	73.74	652
800,000.01 - 850,000.00	1	824,132.29	0.12%	9.200	358	70.63	572
850,000.01 - 900,000.00	2	1,757,160.24	0.25%	8.433	354	84.06	692
900,000.01 - 950,000.00	1	941,000.00	0.13%	6.250	358	62.73	677
950,000.01 - 1,000,000.00	1	985,578.35	0.14%	8.250	353	53.81	556
1,000,000.01+	9	12,677,596.71	1.81%	7.758	355	63.90	619
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	4	878,245.31	0.13%	5.933	358	63.22	657
6.000 - 6.499	85	27,057,656.49	3.87%	6.354	356	73.53	645
6.500 - 6.999	466	137,066,568.28	19.58%	6.713	353	75.40	633
7.000 - 7.499	320	86,426,353.00	12.35%	7.255	356	75.14	624
7.500 - 7.999	514	120,845,645.79	17.26%	7.735	353	77.26	614
8.000 - 8.499	359	83,288,560.36	11.90%	8.242	354	78.46	605
8.500 - 8.999	426	80,574,127.55	11.51%	8.752	354	80.77	598
9.000 - 9.499	266	45,798,017.13	6.54%	9.242	353	82.90	595
9.500 - 9.999	336	53,614,588.34	7.66%	9.738	354	85.25	588
10.000 -10.499	139	20,736,319.28	2.96%	10.247	353	81.06	573
10.500 -10.999	147	18,578,908.56	2.65%	10.717	351	81.55	569
11.000 -11.499	80	9,100,787.17	1.30%	11.209	348	80.89	573
11.500 -11.999	96	9,455,744.36	1.35%	11.770	351	83.94	566
12.000 -12.499	43	5,113,259.93	0.73%	12.211	355	86.43	560
12.500 -12.999	13	1,465,218.45	0.21%	12.604	353	69.72	539
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	6	869,742.89	0.12%	10.043	356	78.28	500
501 - 520	157	27,324,907.07	3.90%	9.776	355	74.19	511
521 - 540	166	30,053,875.20	4.29%	9.255	353	74.08	531
541 - 560	245	47,353,086.64	6.76%	8.950	352	74.34	551
561 - 580	433	85,243,689.07	12.18%	8.438	350	75.60	571
581 - 600	542	106,011,000.39	15.14%	8.181	354	78.53	590
601 - 620	567	122,192,440.31	17.46%	7.994	355	76.83	610
621 - 640	477	101,808,265.54	14.54%	7.885	352	81.10	630
641 - 660	327	80,561,589.83	11.51%	7.658	355	79.16	649
661 - 680	176	40,660,962.82	5.81%	7.635	352	81.02	669
681 - 700	87	24,595,493.46	3.51%	7.456	356	88.45	689
701 - 760	80	25,356,664.60	3.62%	7.300	355	84.32	723
761+	15	5,653,914.43	0.81%	6.948	357	85.88	781
None	16	2,314,367.75	0.33%	9.850	357	70.10	0
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	167	29,526,527.76	4.22%	7.814	353	39.48	600
50.00- 54.99	102	20,971,818.98	3.00%	7.887	349	52.75	595
55.00- 59.99	111	26,346,873.11	3.76%	7.633	353	57.58	610
60.00- 64.99	167	38,895,870.68	5.56%	7.647	353	62.36	606
65.00- 69.99	225	47,687,066.34	6.81%	7.951	352	67.12	594
70.00- 74.99	263	65,244,692.77	9.32%	7.875	351	72.32	595
75.00- 79.99	320	73,438,902.70	10.49%	7.883	355	76.90	601
80.00	590	107,083,120.13	15.30%	8.450	352	80.00	602
80.01- 84.99	130	31,695,248.60	4.53%	7.805	354	83.47	615
85.00- 89.99	291	65,710,437.47	9.39%	7.919	356	86.39	614
90.00- 94.99	392	85,218,817.55	12.17%	8.224	354	90.51	624
95.00- 99.99	311	63,766,897.29	9.11%	8.837	357	95.11	623
100.00	225	44,413,726.62	6.34%	8.968	355	100.00	642
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	167	29,526,527.76	4.22%	7.814	353	39.48	600
50.00- 54.99	101	20,801,027.54	2.97%	7.896	349	52.74	595
55.00- 59.99	110	26,056,965.97	3.72%	7.632	353	57.57	609
60.00- 64.99	166	37,641,921.92	5.38%	7.662	353	62.34	606
65.00- 69.99	225	47,687,066.34	6.81%	7.951	352	67.12	594
70.00- 74.99	264	65,501,898.92	9.36%	7.875	351	72.26	595
75.00- 79.99	318	72,984,244.26	10.43%	7.889	355	76.89	601
80.00	481	91,500,526.16	13.07%	8.386	351	79.76	597
80.01- 84.99	131	32,098,487.31	4.59%	7.786	354	83.41	615
85.00- 89.99	291	65,710,437.47	9.39%	7.919	356	86.39	614
90.00- 94.99	391	85,088,353.95	12.16%	8.221	354	90.51	624
95.00- 99.99	318	64,786,915.06	9.26%	8.837	357	94.78	623
100.00	331	60,615,627.34	8.66%	8.896	356	94.71	639
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	4	400,839.10	0.06%	8.834	118	72.26	664
180	57	9,183,142.21	1.31%	8.368	177	74.68	595
240	35	6,679,321.61	0.95%	8.092	237	71.48	603
360	3,198	683,736,697.08	97.68%	8.143	357	78.54	610
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	4	400,839.10	0.06%	8.834	118	72.26	664
121-180	57	9,183,142.21	1.31%	8.368	177	74.68	595
181-240	35	6,679,321.61	0.95%	8.092	237	71.48	603
301-360	3,198	683,736,697.08	97.68%	8.143	357	78.54	610
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	76	13,232,308.38	1.89%	8.278	351	71.81	612
20.01 -25.00	158	26,826,036.36	3.83%	8.522	351	78.53	610
25.01 -30.00	241	43,331,369.12	6.19%	8.330	351	77.86	603
30.01 -35.00	385	77,630,387.80	11.09%	8.189	355	76.76	604
35.01 -40.00	506	96,389,484.90	13.77%	8.282	353	78.81	606
40.01 -45.00	628	131,919,796.39	18.85%	8.171	355	78.71	609
45.01 -50.00	672	155,567,251.21	22.22%	8.055	353	79.31	613
50.01 -55.00	502	122,241,990.33	17.46%	8.001	354	79.44	610
55.01 -60.00	115	29,821,313.51	4.26%	7.802	356	74.53	627
None	11	3,040,062.00	0.43%	8.891	356	81.45	700
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	3,294	700,000,000.00	100.00%	8.146	354	78.41	610
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate 10 Yr	4	400,839.10	0.06%	8.834	118	72.26	664
Fixed Rate 15 Yr	56	8,994,404.42	1.28%	8.313	177	74.94	597
Fixed Rate 15 Yr Rate Reduction	1	188,737.79	0.03%	11.025	177	62.30	543
Fixed Rate 20 Yr	35	6,679,321.61	0.95%	8.092	237	71.48	603
Fixed Rate 30 Yr	2,457	477,175,087.39	68.17%	8.365	357	78.01	605
Fixed Rate 30 Yr IO	117	38,305,957.90	5.47%	7.243	357	83.42	652
Fixed Rate 30 Yr Rate Reduction	19	2,822,053.50	0.40%	9.992	356	66.98	542
Fixed Rate 40/30 Balloon	604	165,377,628.23	23.63%	7.678	357	79.13	618
Fixed Rate 40/30 Balloon Rate Reduction	1	55,970.06	0.01%	8.250	358	80.00	591
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	3,177	661,694,042.10	94.53%	8.198	353	78.12	608
I/O Term: 60 months	60	18,565,202.58	2.65%	7.411	357	84.26	644
I/O Term: 120 months	57	19,740,755.32	2.82%	7.086	357	82.64	659
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	746	144,770,441.20	20.68%	8.537	351	77.43	602
Prepay Penalty: 12 months	318	98,009,847.84	14.00%	7.684	353	72.70	619
Prepay Penalty: 24 months	87	18,929,389.71	2.70%	8.616	348	79.80	603
Prepay Penalty: 30 months	14	2,809,363.03	0.40%	9.058	356	83.73	606
Prepay Penalty: 36 months	2,129	435,480,958.22	62.21%	8.093	355	79.93	611
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,294	700,000,000.00	100.00%	8.146	354	78.41	610
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	85	21,755,274.16	3.11%	8.057	347	77.55	608
Full Documentation	2,406	482,797,630.87	68.97%	8.113	354	79.79	606
Lite Documentation	12	2,961,512.24	0.42%	8.669	346	73.77	611
No Documentation	9	2,677,380.09	0.38%	8.732	356	81.87	720
Stated Income Documentation	782	189,808,202.64	27.12%	8.223	354	75.05	618
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,201	498,491,061.84	71.21%	7.959	353	75.74	606
Purchase	581	103,428,382.06	14.78%	8.900	357	88.83	628
Rate/Term Refinance	512	98,080,556.10	14.01%	8.299	354	81.04	610
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	63	24,097,221.16	3.44%	7.508	354	69.38	634
2-4 Units Detached	151	38,613,173.71	5.52%	7.976	356	75.76	618
Condo Conversion Attached	1	135,759.56	0.02%	8.150	358	80.00	679
Condo High-Rise Attached	7	1,659,009.24	0.24%	8.566	357	73.52	613
Condo Low-Rise Attached	101	21,171,342.77	3.02%	8.122	356	80.80	622
Condo Low-Rise Detached	1	382,348.87	0.05%	9.275	358	85.00	608
Condotel Attached	7	3,148,016.65	0.45%	7.582	358	90.00	754
Manufactured Housing	2	379,193.21	0.05%	10.428	345	86.83	625
PUD Attached	26	4,705,334.99	0.67%	8.935	357	82.67	606
PUD Detached	294	65,718,336.14	9.39%	8.290	355	82.16	607
Single Family Attached	87	16,560,052.95	2.37%	8.229	352	76.80	601
Single Family Detached	2,554	523,430,210.75	74.78%	8.160	353	78.41	608
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	208	35,324,290.49	5.05%	9.072	356	76.65	627
Primary	3,048	654,000,990.17	93.43%	8.096	353	78.54	608
Second Home	38	10,674,719.34	1.52%	8.082	357	76.34	643
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	256	51,643,982.91	7.38%	8.421	354	74.32	579
AA	461	95,799,304.55	13.69%	8.449	355	78.59	584
AA+	2,338	509,724,805.99	72.82%	7.934	353	79.44	622
AAA	1	135,097.13	0.02%	7.375	359	80.00	721
B	141	26,136,424.65	3.73%	9.490	355	72.04	561
C	67	12,340,706.03	1.76%	9.591	355	71.16	575
CC	30	4,219,678.74	0.60%	10.854	351	60.83	564
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	32	4,104,770.27	0.59%	9.195	343	81.90	598
Alaska	2	733,223.60	0.10%	9.122	358	94.36	597
Arizona	56	11,274,027.58	1.61%	7.782	355	78.61	616
Arkansas	3	304,444.24	0.04%	9.160	358	87.09	635
California	330	112,233,055.12	16.03%	7.226	353	75.58	624
Colorado	47	10,344,461.64	1.48%	7.970	357	91.02	627
Connecticut	45	10,667,966.89	1.52%	8.312	356	79.71	608
Delaware	4	759,137.18	0.11%	9.622	357	82.28	578
District of Columbia	7	2,188,621.76	0.31%	7.893	357	79.80	600
Florida	420	85,228,512.90	12.18%	8.090	355	73.76	600
Georgia	81	14,667,094.53	2.10%	9.002	352	85.22	605
Hawaii	44	17,307,788.35	2.47%	7.176	356	77.93	652
Idaho	16	3,290,211.73	0.47%	7.755	357	84.25	637
Illinois	49	8,621,168.96	1.23%	9.086	355	80.20	586
Indiana	26	3,919,032.12	0.56%	8.913	357	90.07	619
Iowa	10	1,122,924.51	0.16%	10.130	349	93.53	612
Kentucky	13	2,020,654.94	0.29%	8.937	357	87.83	588
Louisiana	24	4,220,849.14	0.60%	8.693	358	83.79	623
Maine	21	3,245,214.41	0.46%	7.961	357	76.71	638
Maryland	88	20,574,105.42	2.94%	8.212	357	74.52	600
Massachusetts	98	26,881,531.62	3.84%	7.838	356	76.55	615
Michigan	93	12,578,723.28	1.80%	9.457	357	86.48	607
Minnesota	23	5,141,858.48	0.73%	8.478	357	81.97	610
Mississippi	12	2,377,454.40	0.34%	8.435	346	85.35	599
Missouri	20	2,943,942.46	0.42%	8.746	354	82.45	598
Montana	4	857,971.23	0.12%	7.685	357	72.96	575
Nebraska	2	161,907.36	0.02%	11.326	358	100.00	629
Nevada	31	7,413,721.81	1.06%	7.671	357	79.52	617
New Hampshire	13	2,277,617.23	0.33%	8.024	357	71.24	575
New Jersey	94	26,574,972.01	3.80%	8.150	352	77.06	610
New York	285	90,440,578.89	12.92%	7.659	353	72.30	621
North Carolina	55	8,436,314.64	1.21%	9.334	340	82.05	587
North Dakota	1	49,953.65	0.01%	9.800	358	76.92	594
Ohio	143	20,357,139.13	2.91%	9.223	356	88.29	602
Oklahoma	27	4,044,201.90	0.58%	9.291	355	87.47	598
Oregon	33	6,672,276.59	0.95%	7.968	355	79.89	613
Pennsylvania	96	15,901,914.13	2.27%	8.424	352	78.96	595
Rhode Island	25	5,344,054.58	0.76%	7.725	357	72.14	606
South Carolina	51	9,071,445.82	1.30%	8.878	340	82.41	585
South Dakota	2	355,787.34	0.05%	8.336	358	92.80	631
Tennessee	47	7,180,911.76	1.03%	8.615	352	88.54	605
Texas	635	91,319,099.71	13.05%	8.944	351	83.34	597
Utah	17	3,277,751.78	0.47%	8.335	356	82.09	618
Vermont	16	2,982,453.84	0.43%	8.203	349	76.06	617
Virginia	76	13,535,579.58	1.93%	8.626	357	79.18	591
Washington	61	14,530,339.85	2.08%	8.096	352	81.42	610
Wisconsin	14	2,084,201.73	0.30%	9.047	358	83.87	600
Wyoming	2	379,029.91	0.05%	7.498	358	83.85	630
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	3,173	679,915,378.26	97.13%	8.134	353	78.43	609
Silent 2nd	121	20,084,621.74	2.87%	8.538	356	77.98	627
Total	3,294	700,000,000.00	100.00%	8.146	354	78.41	610

Group I Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$482,425,355	$49,270	$583,531
Average Scheduled Principal Balance	$195,393
Number of Mortgage Loans	2,469

Weighted Average Gross Coupon	8.140%	5.750%	12.750%
Weighted Average FICO Score	602	500	800
Weighted Average Combined Original LTV	76.99%	12.97%	100.00%
Weighted Average Combined Original LTV inc/Silent 2nds	77.25%	12.97%	100.00%
Weighted Average Debt-to-Income	42.27%	20.25%	59.86%

Weighted Average Original Term	356 months	120 months	360 months
Weighted Average Stated Remaining Term	353 months	117 months	359 months
Weighted Average Seasoning	3 months	1 month	10 months

Maturity Date		Dec 1 2016	Feb 1 2037
Maximum Zip Code Concentration	0.65%	10466

Fixed Rate	100.00%
		2-4 Units Attached	3.29%
Fixed Rate 10 Yr	0.08%	2-4 Units Detached	5.66%
Fixed Rate 15 Yr	1.55%	Condo Conversion Attached	0.03%
Fixed Rate 15 Yr Rate Reduction	0.04%	Condo High-Rise Attached	0.19%
Fixed Rate 20 Yr	1.10%	Condo Low-Rise Attached	2.93%
Fixed Rate 30 Yr	72.95%	PUD Attached	0.78%
Fixed Rate 30 Yr Rate Reduction	0.47%	PUD Detached	7.70%
Fixed Rate 40/30 Balloon	23.81%	Single Family Attached	2.85%
		Single Family Detached	76.58%
Not Interest Only	100.00%
		Non-owner	4.43%
Prepay Penalty: 0 months	23.07%	Primary	94.74%
Prepay Penalty: 12 months	14.05%	Second Home	0.84%
Prepay Penalty: 24 months	2.21%
Prepay Penalty: 30 months	0.38%	Top 5 States:
Prepay Penalty: 36 months	60.29%	Texas	13.59%
		Florida	13.22%
First Lien	100.00%	New York	12.87%
		California	11.16%
Business Bank Statements	2.67%	Massachusetts	4.89%
Full Documentation	70.91%
Lite Documentation	0.58%
Stated Income Documentation	25.84%

Cash Out Refinance	80.04%
Purchase	3.22%
Rate/Term Refinance	16.73%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	13	648,431.46	0.13%	9.838	325	47.99	613
50,000.01 - 100,000.00	276	22,275,671.02	4.62%	9.930	345	74.90	592
100,000.01 - 150,000.00	693	87,551,344.94	18.15%	8.878	352	77.59	591
150,000.01 - 200,000.00	515	90,077,511.06	18.67%	8.386	355	76.85	597
200,000.01 - 250,000.00	352	78,930,961.52	16.36%	7.983	355	76.83	599
250,000.01 - 300,000.00	242	66,308,720.46	13.74%	7.746	353	75.35	606
300,000.01 - 350,000.00	194	62,921,511.81	13.04%	7.542	353	76.06	605
350,000.01 - 400,000.00	122	46,024,942.00	9.54%	7.595	352	79.74	618
400,000.01 - 450,000.00	38	15,783,720.21	3.27%	7.264	355	79.94	626
450,000.01 - 500,000.00	17	8,143,517.60	1.69%	7.247	357	77.23	636
500,000.01 - 550,000.00	4	2,060,112.07	0.43%	6.674	358	89.39	666
550,000.01 - 600,000.00	3	1,698,910.65	0.35%	6.611	358	79.13	638
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	4	878,245.31	0.18%	5.933	358	63.22	657
6.000 - 6.499	66	19,522,608.85	4.05%	6.348	356	72.47	635
6.500 - 6.999	333	86,844,034.95	18.00%	6.719	352	72.59	621
7.000 - 7.499	251	61,041,485.10	12.65%	7.251	356	75.23	617
7.500 - 7.999	416	91,034,463.40	18.87%	7.740	351	76.09	610
8.000 - 8.499	274	53,515,863.27	11.09%	8.243	352	78.86	596
8.500 - 8.999	339	57,883,951.46	12.00%	8.749	355	79.45	591
9.000 - 9.499	200	33,102,343.62	6.86%	9.236	354	81.50	588
9.500 - 9.999	256	37,777,850.12	7.83%	9.734	354	82.92	580
10.000 -10.499	96	13,622,354.87	2.82%	10.255	352	78.07	564
10.500 -10.999	92	12,519,856.19	2.60%	10.720	349	79.44	560
11.000 -11.499	50	5,481,738.68	1.14%	11.229	343	76.92	564
11.500 -11.999	58	5,149,810.39	1.07%	11.762	347	79.06	564
12.000 -12.499	24	3,020,199.44	0.63%	12.190	353	80.16	546
12.500 -12.999	10	1,030,549.15	0.21%	12.569	355	67.31	542
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	5	749,841.81	0.16%	9.994	356	78.00	500
501 - 520	139	23,256,079.62	4.82%	9.761	355	74.07	511
521 - 540	142	25,542,464.92	5.29%	9.211	355	73.16	531
541 - 560	194	35,925,045.68	7.45%	8.817	352	73.25	551
561 - 580	343	64,069,952.94	13.28%	8.301	349	73.87	571
581 - 600	427	80,210,520.76	16.63%	8.060	354	77.12	590
601 - 620	448	89,539,683.19	18.56%	7.923	355	76.58	610
621 - 640	336	65,314,635.26	13.54%	7.821	351	79.93	630
641 - 660	218	47,802,226.42	9.91%	7.647	354	78.90	650
661 - 680	111	23,526,679.61	4.88%	7.549	352	78.45	668
681 - 700	53	13,505,708.91	2.80%	7.500	356	86.39	689
701 - 760	37	10,137,168.85	2.10%	7.225	354	87.66	719
761+	4	1,039,366.91	0.22%	6.456	357	64.75	781
None	12	1,805,979.92	0.37%	9.582	357	68.50	0
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	135	22,245,899.22	4.61%	7.829	351	40.01	591
50.00- 54.99	89	17,214,834.72	3.57%	7.888	348	52.64	591
55.00- 59.99	93	18,529,438.70	3.84%	7.621	352	57.48	600
60.00- 64.99	134	27,733,842.89	5.75%	7.708	354	62.38	601
65.00- 69.99	188	35,591,626.99	7.38%	8.046	353	67.23	591
70.00- 74.99	226	50,598,800.34	10.49%	7.858	352	72.21	592
75.00- 79.99	276	57,893,574.99	12.00%	7.958	355	76.83	597
80.00	433	74,534,661.16	15.45%	8.503	351	80.00	594
80.01- 84.99	110	24,457,811.00	5.07%	7.838	354	83.41	614
85.00- 89.99	235	47,765,850.49	9.90%	8.031	356	86.53	610
90.00- 94.99	259	51,506,200.32	10.68%	8.300	352	90.62	611
95.00- 99.99	190	37,509,864.44	7.78%	8.686	357	95.10	619
100.00	101	16,842,949.54	3.49%	9.191	352	100.00	639
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	135	22,245,899.22	4.61%	7.829	351	40.01	591
50.00- 54.99	88	17,044,043.28	3.53%	7.899	348	52.63	591
55.00- 59.99	92	18,239,531.56	3.78%	7.619	352	57.47	598
60.00- 64.99	134	27,672,873.40	5.74%	7.700	354	62.31	602
65.00- 69.99	188	35,591,626.99	7.38%	8.046	353	67.23	591
70.00- 74.99	227	50,856,006.49	10.54%	7.857	352	72.13	592
75.00- 79.99	274	57,438,916.55	11.91%	7.966	354	76.82	597
80.00	392	69,165,850.89	14.34%	8.483	350	80.00	592
80.01- 84.99	111	24,861,049.71	5.15%	7.813	354	83.33	614
85.00- 89.99	235	47,765,850.49	9.90%	8.031	356	86.53	610
90.00- 94.99	259	51,506,200.32	10.68%	8.300	352	90.62	611
95.00- 99.99	193	37,991,865.30	7.88%	8.693	357	94.80	618
100.00	141	22,045,640.60	4.57%	9.076	353	95.27	636
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	4	400,839.10	0.08%	8.834	118	72.26	664
180	48	7,686,161.59	1.59%	8.330	177	75.67	595
240	31	5,287,554.75	1.10%	8.118	238	70.82	600
360	2,386	469,050,799.36	97.23%	8.136	357	77.08	602
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	4	400,839.10	0.08%	8.834	118	72.26	664
121-180	48	7,686,161.59	1.59%	8.330	177	75.67	595
181-240	31	5,287,554.75	1.10%	8.118	238	70.82	600
301-360	2,386	469,050,799.36	97.23%	8.136	357	77.08	602
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
20.01 -25.00	121	18,952,116.71	3.93%	8.386	349	75.98	609
25.01 -30.00	188	32,235,643.63	6.68%	8.271	351	75.60	597
30.01 -35.00	292	52,032,305.72	10.79%	8.169	354	74.82	595
35.01 -40.00	397	72,018,432.48	14.93%	8.225	353	77.50	602
40.01 -45.00	498	100,154,616.06	20.76%	8.132	354	77.15	603
45.01 -50.00	520	106,756,292.37	22.13%	8.093	352	77.86	604
50.01 -55.00	366	80,599,026.31	16.71%	8.025	353	77.61	603
55.01 -60.00	85	19,314,239.61	4.00%	8.016	356	75.94	611
None	2	362,681.91	0.08%	10.067	358	78.41	553
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	2,469	482,425,354.80	100.00%	8.140	353	76.99	602
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate 10 Yr	4	400,839.10	0.08%	8.834	118	72.26	664
Fixed Rate 15 Yr	47	7,497,423.80	1.55%	8.262	177	76.01	597
Fixed Rate 15 Yr Rate Reduction	1	188,737.79	0.04%	11.025	177	62.30	543
Fixed Rate 20 Yr	31	5,287,554.75	1.10%	8.118	238	70.82	600
Fixed Rate 30 Yr	1,905	351,931,248.56	72.95%	8.295	357	76.77	600
Fixed Rate 30 Yr Rate Reduction	15	2,248,300.28	0.47%	9.930	356	68.44	537
Fixed Rate 40/30 Balloon	466	114,871,250.52	23.81%	7.614	357	78.21	611
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,469	482,425,354.80	100.00%	8.140	353	76.99	602
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	630	111,287,832.85	23.07%	8.515	350	76.44	597
Prepay Penalty: 12 months	239	67,764,823.49	14.05%	7.640	353	71.78	611
Prepay Penalty: 24 months	59	10,678,393.90	2.21%	8.722	354	83.26	602
Prepay Penalty: 30 months	9	1,847,127.57	0.38%	9.047	357	80.47	603
Prepay Penalty: 36 months	1,532	290,847,176.99	60.29%	8.085	354	78.16	602
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,469	482,425,354.80	100.00%	8.140	353	76.99	602
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	58	12,888,719.65	2.67%	8.069	352	75.78	603
Full Documentation	1,828	342,089,015.18	70.91%	8.092	353	78.35	599
Lite Documentation	11	2,811,587.00	0.58%	8.564	345	72.64	611
Stated Income Documentation	572	124,636,032.97	25.84%	8.268	354	73.47	610
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,880	386,150,868.31	80.04%	8.033	353	75.42	601
Purchase	122	15,548,783.15	3.22%	9.264	357	87.13	612
Rate/Term Refinance	467	80,725,703.34	16.73%	8.430	353	82.52	605
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	45	15,877,254.11	3.29%	7.365	352	69.79	631
2-4 Units Detached	110	27,288,653.10	5.66%	7.956	355	74.50	612
Condo Conversion Attached	1	135,759.56	0.03%	8.150	358	80.00	679
Condo High-Rise Attached	4	921,142.79	0.19%	8.468	357	68.52	618
Condo Low-Rise Attached	70	14,130,866.11	2.93%	8.052	355	77.16	612
PUD Attached	21	3,760,247.81	0.78%	8.669	357	79.05	607
PUD Detached	177	37,122,925.60	7.70%	8.036	353	79.41	601
Single Family Attached	74	13,752,757.41	2.85%	8.213	354	77.79	596
Single Family Detached	1,967	369,435,748.31	76.58%	8.191	353	77.20	600
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	126	21,367,930.74	4.43%	9.017	355	75.29	621
Primary	2,323	457,027,337.32	94.74%	8.095	353	77.09	601
Second Home	20	4,030,086.74	0.84%	8.513	357	74.66	595
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	228	45,086,501.87	9.35%	8.408	354	74.24	580
AA	395	72,961,970.32	15.12%	8.447	355	78.53	581
AA+	1,650	329,352,778.13	68.27%	7.881	352	77.75	614
B	112	21,037,637.97	4.36%	9.348	355	71.05	560
C	62	10,912,083.96	2.26%	9.661	355	70.42	571
CC	22	3,074,382.55	0.64%	10.911	351	63.26	559
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	26	3,442,091.27	0.71%	9.306	342	82.60	595
Alaska	1	413,827.67	0.09%	9.100	358	90.00	572
Arizona	46	9,055,923.68	1.88%	7.798	355	76.73	610
Arkansas	2	234,282.66	0.05%	9.211	357	93.71	650
California	195	53,817,439.10	11.16%	7.186	352	70.16	605
Colorado	26	5,037,585.24	1.04%	8.202	357	90.58	624
Connecticut	34	7,540,925.66	1.56%	8.352	357	79.09	598
Delaware	4	759,137.18	0.16%	9.622	357	82.28	578
District of Columbia	6	1,586,375.41	0.33%	8.346	357	75.93	584
Florida	336	63,780,542.13	13.22%	8.000	355	73.33	596
Georgia	58	10,138,760.46	2.10%	8.998	349	85.36	599
Hawaii	29	10,394,042.03	2.15%	6.884	356	74.09	626
Idaho	12	2,528,055.89	0.52%	7.456	357	81.40	649
Illinois	45	7,873,900.27	1.63%	9.131	355	79.10	581
Indiana	21	2,988,591.70	0.62%	9.209	357	89.84	608
Iowa	4	540,368.46	0.11%	9.730	340	91.39	605
Kentucky	9	1,481,470.19	0.31%	8.654	357	87.47	592
Louisiana	17	3,148,081.91	0.65%	8.605	358	82.74	618
Maine	14	2,377,294.04	0.49%	7.542	357	76.63	645
Maryland	68	14,983,908.38	3.11%	8.093	357	75.03	600
Massachusetts	89	23,592,481.56	4.89%	7.761	355	74.93	616
Michigan	69	9,409,654.93	1.95%	9.434	357	84.96	600
Minnesota	19	3,696,979.84	0.77%	8.823	358	84.79	606
Mississippi	8	1,463,701.20	0.30%	8.111	340	86.27	612
Missouri	17	2,627,609.01	0.54%	8.848	357	82.92	595
Montana	4	857,971.23	0.18%	7.685	357	72.96	575
Nebraska	1	111,920.29	0.02%	11.030	358	100.00	628
Nevada	22	4,952,162.37	1.03%	7.668	357	75.52	605
New Hampshire	13	2,277,617.23	0.47%	8.024	357	71.24	575
New Jersey	73	17,017,536.44	3.53%	8.127	350	74.60	602
New York	213	62,098,524.54	12.87%	7.611	353	71.66	613
North Carolina	40	6,362,736.13	1.32%	9.286	335	80.42	584
North Dakota	1	49,953.65	0.01%	9.800	358	76.92	594
Ohio	98	14,121,733.35	2.93%	9.030	356	87.95	597
Oklahoma	16	2,258,940.95	0.47%	9.007	354	85.27	592
Oregon	31	5,911,349.18	1.23%	8.087	355	79.51	608
Pennsylvania	78	13,008,746.22	2.70%	8.395	351	78.72	589
Rhode Island	21	4,384,541.33	0.91%	7.747	358	70.38	601
South Carolina	40	6,590,916.63	1.37%	8.710	343	82.85	582
South Dakota	2	355,787.34	0.07%	8.336	358	92.80	631
Tennessee	35	5,358,036.40	1.11%	8.555	350	88.16	598
Texas	474	65,554,061.63	13.59%	8.770	349	81.46	596
Utah	14	2,569,223.36	0.53%	8.232	357	79.89	617
Vermont	11	1,785,664.43	0.37%	8.087	346	72.46	626
Virginia	64	11,035,459.46	2.29%	8.671	357	80.10	589
Washington	50	10,909,352.81	2.26%	8.077	351	78.28	602
Wisconsin	12	1,778,295.17	0.37%	8.991	358	84.20	595
Wyoming	1	161,794.79	0.03%	8.300	358	89.01	619
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,420	475,308,196.07	98.52%	8.135	353	76.99	602
Silent 2nd	49	7,117,158.73	1.48%	8.466	357	76.72	621
Total	2,469	482,425,354.80	100.00%	8.140	353	76.99	602

Group II Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$217,574,645	$49,750	$2,481,748
Average Scheduled Principal Balance	$263,727
Number of Mortgage Loans	825

Weighted Average Gross Coupon	8.159%	6.125%	12.825%
Weighted Average FICO Score	627	500	807
Weighted Average Combined Original LTV	81.58%	18.33%	100.00%
Weighted Average Combined Original LTV inc/Silent 2nds	82.73%	18.33%	100.00%
Weighted Average Debt-to-Income	41.40%	2.43%	59.89%

Weighted Average Original Term	358 months	180 months	360 months
Weighted Average Stated Remaining Term	355 months	166 months	359 months
Weighted Average Seasoning	3 months	1 month	27 months

Maturity Date		Jan 1 2021	Feb 1 2037
Maximum Zip Code Concentration	1.48%	96815

Fixed Rate	100.00%	2-4 Units Attached	3.78%
		2-4 Units Detached	5.20%
Fixed Rate 15 Yr	0.69%	Condo High-Rise Attached	0.34%
Fixed Rate 20 Yr	0.64%	Condo Low-Rise Attached	3.24%
Fixed Rate 30 Yr	57.56%	Condo Low-Rise Detached	0.18%
Fixed Rate 30 Yr IO	17.61%	Condotel Attached	1.45%
Fixed Rate 30 Yr Rate Reduction	0.26%	Manufactured Housing	0.17%
Fixed Rate 40/30 Balloon	23.21%	PUD Attached	0.43%
Fixed Rate 40/30 Balloon Rate Reduction	0.03%	PUD Detached	13.14%
		Single Family Attached	1.29%
Interest Only	17.61%	Single Family Detached	70.78%
Not Interest Only	82.39%
		Non-owner	6.41%
Prepay Penalty: 0 months	15.39%	Primary	90.53%
Prepay Penalty: 12 months	13.90%	Second Home	3.05%
Prepay Penalty: 24 months	3.79%
Prepay Penalty: 30 months	0.44%	Top 5 States:
Prepay Penalty: 36 months	66.48%	California	26.85%
		New York	13.03%
First Lien	100.00%	Texas	11.84%
		Florida	9.86%
Business Bank Statements	4.08%	New Jersey	4.39%
Full Documentation	64.67%
Lite Documentation	0.07%
No Documentation	1.23%
Stated Income Documentation	29.95%

Cash Out Refinance	51.63%
Purchase	40.39%
Rate/Term Refinance	7.98%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	2	99,737.40	0.05%	11.895	355	70.07	583
50,000.01 - 100,000.00	121	9,050,311.99	4.16%	10.552	349	81.31	611
100,000.01 - 150,000.00	179	22,377,758.03	10.29%	9.371	356	82.95	600
150,000.01 - 200,000.00	112	19,104,616.58	8.78%	8.889	355	84.77	611
200,000.01 - 250,000.00	92	20,864,071.27	9.59%	8.302	357	84.52	623
250,000.01 - 300,000.00	54	14,905,124.12	6.85%	8.116	353	86.38	631
300,000.01 - 350,000.00	57	18,606,193.73	8.55%	7.673	357	86.42	640
350,000.01 - 400,000.00	41	15,351,609.40	7.06%	7.360	356	83.54	659
400,000.01 - 450,000.00	40	17,103,266.58	7.86%	7.308	357	83.77	628
450,000.01 - 500,000.00	41	19,432,346.81	8.93%	7.880	354	82.09	635
500,000.01 - 550,000.00	20	10,492,849.31	4.82%	7.498	357	78.07	625
550,000.01 - 600,000.00	22	12,630,801.34	5.81%	7.762	357	81.40	637
600,000.01 - 650,000.00	14	8,677,714.13	3.99%	7.861	344	80.02	638
650,000.01 - 700,000.00	5	3,351,761.78	1.54%	8.406	357	76.03	609
700,000.01 - 750,000.00	5	3,626,978.90	1.67%	8.115	356	79.73	624
750,000.01 - 800,000.00	6	4,714,036.24	2.17%	7.120	335	73.74	652
800,000.01 - 850,000.00	1	824,132.29	0.38%	9.200	358	70.63	572
850,000.01 - 900,000.00	2	1,757,160.24	0.81%	8.433	354	84.06	692
900,000.01 - 950,000.00	1	941,000.00	0.43%	6.250	358	62.73	677
950,000.01 - 1,000,000.00	1	985,578.35	0.45%	8.250	353	53.81	556
1,000,000.01+	9	12,677,596.71	5.83%	7.758	355	63.90	619
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	19	7,535,047.64	3.46%	6.369	356	76.26	670
6.500 - 6.999	133	50,222,533.33	23.08%	6.703	354	80.26	653
7.000 - 7.499	69	25,384,867.90	11.67%	7.264	356	74.91	640
7.500 - 7.999	98	29,811,182.39	13.70%	7.721	357	80.84	628
8.000 - 8.499	85	29,772,697.09	13.68%	8.238	357	77.74	622
8.500 - 8.999	87	22,690,176.09	10.43%	8.759	351	84.14	615
9.000 - 9.499	66	12,695,673.51	5.84%	9.259	353	86.54	613
9.500 - 9.999	80	15,836,738.22	7.28%	9.748	354	90.81	605
10.000 -10.499	43	7,113,964.41	3.27%	10.231	356	86.78	590
10.500 -10.999	55	6,059,052.37	2.78%	10.712	356	85.93	587
11.000 -11.499	30	3,619,048.49	1.66%	11.178	355	86.90	587
11.500 -11.999	38	4,305,933.97	1.98%	11.780	356	89.79	569
12.000 -12.499	19	2,093,060.49	0.96%	12.242	357	95.48	581
12.500 -12.999	3	434,669.30	0.20%	12.690	349	75.42	533
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
<= 500	1	119,901.08	0.06%	10.350	358	80.00	500
501 - 520	18	4,068,827.45	1.87%	9.857	355	74.93	514
521 - 540	24	4,511,410.28	2.07%	9.508	345	79.28	532
541 - 560	51	11,428,040.96	5.25%	9.367	352	77.77	551
561 - 580	90	21,173,736.13	9.73%	8.854	351	80.84	571
581 - 600	115	25,800,479.63	11.86%	8.558	357	82.93	590
601 - 620	119	32,652,757.12	15.01%	8.187	356	77.54	611
621 - 640	141	36,493,630.28	16.77%	8.001	355	83.19	630
641 - 660	109	32,759,363.41	15.06%	7.674	356	79.54	649
661 - 680	65	17,134,283.21	7.88%	7.753	351	84.54	670
681 - 700	34	11,089,784.55	5.10%	7.403	357	90.96	689
701 - 760	43	15,219,495.75	7.00%	7.350	356	82.10	725
761+	11	4,614,547.52	2.12%	7.059	357	90.64	781
None	4	508,387.83	0.23%	10.802	357	75.80	0
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	32	7,280,628.54	3.35%	7.770	357	37.88	630
50.00- 54.99	13	3,756,984.26	1.73%	7.882	352	53.25	612
55.00- 59.99	18	7,817,434.41	3.59%	7.660	356	57.81	634
60.00- 64.99	33	11,162,027.79	5.13%	7.497	351	62.33	618
65.00- 69.99	37	12,095,439.35	5.56%	7.673	348	66.82	604
70.00- 74.99	37	14,645,892.43	6.73%	7.936	346	72.71	608
75.00- 79.99	44	15,545,327.71	7.14%	7.607	356	77.14	616
80.00	157	32,548,458.97	14.96%	8.330	354	80.00	620
80.01- 84.99	20	7,237,437.60	3.33%	7.690	357	83.67	618
85.00- 89.99	56	17,944,586.98	8.25%	7.620	357	86.02	627
90.00- 94.99	133	33,712,617.23	15.49%	8.109	357	90.34	645
95.00- 99.99	121	26,257,032.85	12.07%	9.053	357	95.13	630
100.00	124	27,570,777.08	12.67%	8.832	357	100.00	644
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	32	7,280,628.54	3.35%	7.770	357	37.88	630
50.00- 54.99	13	3,756,984.26	1.73%	7.882	352	53.25	612
55.00- 59.99	18	7,817,434.41	3.59%	7.660	356	57.81	634
60.00- 64.99	32	9,969,048.52	4.58%	7.557	351	62.43	616
65.00- 69.99	37	12,095,439.35	5.56%	7.673	348	66.82	604
70.00- 74.99	37	14,645,892.43	6.73%	7.936	346	72.71	608
75.00- 79.99	44	15,545,327.71	7.14%	7.607	356	77.14	616
80.00	89	22,334,675.27	10.27%	8.086	352	79.01	614
80.01- 84.99	20	7,237,437.60	3.33%	7.690	357	83.67	618
85.00- 89.99	56	17,944,586.98	8.25%	7.620	357	86.02	627
90.00- 94.99	132	33,582,153.63	15.43%	8.100	357	90.34	645
95.00- 99.99	125	26,795,049.76	12.32%	9.042	357	94.74	630
100.00	190	38,569,986.74	17.73%	8.793	357	94.39	641
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	9	1,496,980.62	0.69%	8.566	176	69.57	596
240	4	1,391,766.86	0.64%	7.992	236	74.01	615
360	812	214,685,897.72	98.67%	8.157	357	81.71	627
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	9	1,496,980.62	0.69%	8.566	176	69.57	596
181-240	4	1,391,766.86	0.64%	7.992	236	74.01	615
301-360	812	214,685,897.72	98.67%	8.157	357	81.71	627
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	76	13,232,308.38	6.08%	8.278	351	71.81	612
20.01 -25.00	37	7,873,919.65	3.62%	8.848	356	84.65	612
25.01 -30.00	53	11,095,725.49	5.10%	8.501	351	84.43	623
30.01 -35.00	93	25,598,082.08	11.77%	8.230	357	80.71	622
35.01 -40.00	109	24,371,052.42	11.20%	8.448	352	82.68	619
40.01 -45.00	130	31,765,180.33	14.60%	8.295	356	83.64	628
45.01 -50.00	152	48,810,958.84	22.43%	7.971	354	82.50	633
50.01 -55.00	136	41,642,964.02	19.14%	7.954	357	83.00	623
55.01 -60.00	30	10,507,073.90	4.83%	7.409	357	71.92	655
None	9	2,677,380.09	1.23%	8.732	356	81.87	720
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	825	217,574,645.20	100.00%	8.159	355	81.58	627
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate 15 Yr	9	1,496,980.62	0.69%	8.566	176	69.57	596
Fixed Rate 20 Yr	4	1,391,766.86	0.64%	7.992	236	74.01	615
Fixed Rate 30 Yr	552	125,243,838.83	57.56%	8.561	357	81.48	618
Fixed Rate 30 Yr IO	117	38,305,957.90	17.61%	7.243	357	83.42	652
Fixed Rate 30 Yr Rate Reduction	4	573,753.22	0.26%	10.236	354	61.26	562
Fixed Rate 40/30 Balloon	138	50,506,377.71	23.21%	7.825	357	81.22	633
Fixed Rate 40/30 Balloon Rate Reduction	1	55,970.06	0.03%	8.250	358	80.00	591
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	708	179,268,687.30	82.39%	8.354	354	81.18	622
I/O Term: 60 months	60	18,565,202.58	8.53%	7.411	357	84.26	644
I/O Term: 120 months	57	19,740,755.32	9.07%	7.086	357	82.64	659
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	116	33,482,608.35	15.39%	8.612	354	80.72	622
Prepay Penalty: 12 months	79	30,245,024.35	13.90%	7.782	353	74.75	637
Prepay Penalty: 24 months	28	8,250,995.81	3.79%	8.479	342	75.32	605
Prepay Penalty: 30 months	5	962,235.46	0.44%	9.078	355	90.00	610
Prepay Penalty: 36 months	597	144,633,781.23	66.48%	8.108	356	83.51	628
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	825	217,574,645.20	100.00%	8.159	355	81.58	627
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	27	8,866,554.51	4.08%	8.040	340	80.11	616
Full Documentation	578	140,708,615.69	64.67%	8.163	356	83.27	622
Lite Documentation	1	149,925.24	0.07%	10.650	357	95.00	606
No Documentation	9	2,677,380.09	1.23%	8.732	356	81.87	720
Stated Income Documentation	210	65,172,169.67	29.95%	8.136	354	78.07	635
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	321	112,340,193.53	51.63%	7.702	353	76.82	623
Purchase	459	87,879,598.91	40.39%	8.835	357	89.13	630
Rate/Term Refinance	45	17,354,852.76	7.98%	7.688	356	74.16	636
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	18	8,219,967.05	3.78%	7.782	358	68.59	641
2-4 Units Detached	41	11,324,520.61	5.20%	8.026	356	78.79	632
Condo High-Rise Attached	3	737,866.45	0.34%	8.688	356	79.77	606
Condo Low-Rise Attached	31	7,040,476.66	3.24%	8.261	357	88.12	642
Condo Low-Rise Detached	1	382,348.87	0.18%	9.275	358	85.00	608
Condotel Attached	7	3,148,016.65	1.45%	7.582	358	90.00	754
Manufactured Housing	2	379,193.21	0.17%	10.428	345	86.83	625
PUD Attached	5	945,087.18	0.43%	9.994	358	97.10	602
PUD Detached	117	28,595,410.54	13.14%	8.621	357	85.72	613
Single Family Attached	13	2,807,295.54	1.29%	8.312	342	71.95	626
Single Family Detached	587	153,994,462.44	70.78%	8.085	354	81.30	626
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	82	13,956,359.75	6.41%	9.157	357	78.72	637
Primary	725	196,973,652.85	90.53%	8.099	355	81.92	625
Second Home	18	6,644,632.60	3.05%	7.821	357	77.35	672
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	28	6,557,481.04	3.01%	8.509	356	74.87	579
AA	66	22,837,334.23	10.50%	8.455	352	78.78	592
AA+	688	180,372,027.86	82.90%	8.032	355	82.54	635
AAA	1	135,097.13	0.06%	7.375	359	80.00	721
B	29	5,098,786.68	2.34%	10.074	357	76.11	565
C	5	1,428,622.07	0.66%	9.054	358	76.77	607
CC	8	1,145,296.19	0.53%	10.701	351	54.32	576
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	6	662,679.00	0.30%	8.621	346	78.24	615
Alaska	1	319,395.93	0.15%	9.150	357	100.00	629
Arizona	10	2,218,103.90	1.02%	7.717	357	86.29	643
Arkansas	1	70,161.58	0.03%	8.990	359	65.00	582
California	135	58,415,616.02	26.85%	7.263	353	80.58	641
Colorado	21	5,306,876.40	2.44%	7.750	357	91.43	630
Connecticut	11	3,127,041.23	1.44%	8.216	353	81.19	634
District of Columbia	1	602,246.35	0.28%	6.700	357	90.00	645
Florida	84	21,447,970.77	9.86%	8.356	357	75.04	613
Georgia	23	4,528,334.07	2.08%	9.012	357	84.89	619
Hawaii	15	6,913,746.32	3.18%	7.616	357	83.70	691
Idaho	4	762,155.84	0.35%	8.748	357	93.71	599
Illinois	4	747,268.69	0.34%	8.617	358	91.83	640
Indiana	5	930,440.42	0.43%	7.960	355	90.78	656
Iowa	6	582,556.05	0.27%	10.501	358	95.51	619
Kentucky	4	539,184.75	0.25%	9.714	358	88.81	579
Louisiana	7	1,072,767.23	0.49%	8.953	357	86.90	637
Maine	7	867,920.37	0.40%	9.110	357	76.90	618
Maryland	20	5,590,197.04	2.57%	8.532	358	73.17	600
Massachusetts	9	3,289,050.06	1.51%	8.389	357	88.18	607
Michigan	24	3,169,068.35	1.46%	9.525	354	90.98	627
Minnesota	4	1,444,878.64	0.66%	7.593	354	74.75	620
Mississippi	4	913,753.20	0.42%	8.953	355	83.88	577
Missouri	3	316,333.45	0.15%	7.902	327	78.60	623
Nebraska	1	49,987.07	0.02%	11.990	357	100.00	632
Nevada	9	2,461,559.44	1.13%	7.676	358	87.58	641
New Jersey	21	9,557,435.57	4.39%	8.191	357	81.43	623
New York	72	28,342,054.35	13.03%	7.763	353	73.69	638
North Carolina	15	2,073,578.51	0.95%	9.480	356	87.08	595
Ohio	45	6,235,405.78	2.87%	9.660	356	89.07	614
Oklahoma	11	1,785,260.95	0.82%	9.650	357	90.25	605
Oregon	2	760,927.41	0.35%	7.039	357	82.84	652
Pennsylvania	18	2,893,167.91	1.33%	8.550	357	80.04	619
Rhode Island	4	959,513.25	0.44%	7.624	357	80.18	629
South Carolina	11	2,480,529.19	1.14%	9.327	332	81.26	594
Tennessee	12	1,822,875.36	0.84%	8.791	358	89.64	626
Texas	161	25,765,038.08	11.84%	9.386	356	88.11	600
Utah	3	708,528.42	0.33%	8.707	351	90.07	619
Vermont	5	1,196,789.41	0.55%	8.377	354	81.43	603
Virginia	12	2,500,120.12	1.15%	8.427	356	75.07	601
Washington	11	3,620,987.04	1.66%	8.151	357	90.88	636
Wisconsin	2	305,906.56	0.14%	9.369	358	81.92	627
Wyoming	1	217,235.12	0.10%	6.900	358	80.00	639
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	753	204,607,182.19	94.04%	8.132	355	81.76	627
Silent 2nd	72	12,967,463.01	5.96%	8.578	356	78.68	631
Total	825	217,574,645.20	100.00%	8.159	355	81.58	627

Option One Mortgage Loan Trust
2007-FXD2

Marketing Materials

$285,398,000 (Approximate)
Offered Certificates

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator and Servicer

RBS Greenwich Capital	Banc of America Securities LLC
Co-Lead Underwriters
Deutsche Bank Securities	JP Morgan Securities
Lehman Brothers	Merrill Lynch & Co.
H&R Block Financial Advisors, Inc.
Co-Managers

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Weighted Average Life Tables

Class I-A-1 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	4.09	3.50	3.05	2.79	2.37
MDUR (yr)	3.30	2.90	2.58	2.39	2.07
First Prin Pay	1	1	1	1	1
Last Prin Pay	143	122	106	97	83

Class I-A-1 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	4.40	3.77	3.28	3.01	2.56
MDUR (yr)	3.43	3.02	2.70	2.51	2.18
First Prin Pay	1	1	1	1	1
Last Prin Pay	294	259	228	211	180

Class II-A-1 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	1.16	1.01	0.90	0.84	0.74
MDUR (yr)	1.09	0.95	0.85	0.80	0.71
First Prin Pay	1	1	1	1	1
Last Prin Pay	27	23	20	19	16

Class II-A-1 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	1.16	1.01	0.90	0.84	0.74
MDUR (yr)	1.09	0.95	0.85	0.80	0.71
First Prin Pay	1	1	1	1	1
Last Prin Pay	27	23	20	19	16

Weighted Average Life Tables

Class II-A-2 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	2.67	2.29	2.00	1.84	1.60
MDUR (yr)	2.42	2.09	1.85	1.71	1.49
First Prin Pay	27	23	20	19	16
Last Prin Pay	38	32	28	26	22

Class II-A-2 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	2.67	2.29	2.00	1.84	1.60
MDUR (yr)	2.42	2.09	1.85	1.71	1.49
First Prin Pay	27	23	20	19	16
Last Prin Pay	38	32	28	26	22

Class II-A-3 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	4.20	3.51	3.00	2.70	2.27
MDUR (yr)	3.63	3.09	2.68	2.44	2.08
First Prin Pay	38	32	28	26	22
Last Prin Pay	70	58	49	44	33

Class II-A-3 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	4.20	3.51	3.00	2.70	2.27
MDUR (yr)	3.63	3.09	2.68	2.44	2.08
First Prin Pay	38	32	28	26	22
Last Prin Pay	70	58	49	44	33

Weighted Average Life Tables
Class II-A-4 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.66	6.04	5.00	4.49	3.44
MDUR (yr)	5.97	4.93	4.21	3.83	3.02
First Prin Pay	70	58	49	44	33
Last Prin Pay	121	98	75	66	54

Class II-A-4 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.66	6.04	5.00	4.49	3.44
MDUR (yr)	5.97	4.93	4.21	3.83	3.02
First Prin Pay	70	58	49	44	33
Last Prin Pay	121	98	75	66	54

Class II-A-5 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	11.64	9.84	8.27	7.36	5.94
MDUR (yr)	8.14	7.22	6.33	5.77	4.85
First Prin Pay	121	98	75	66	54
Last Prin Pay	143	122	106	97	83

Class II-A-5 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	14.70	12.50	10.55	9.40	7.39
MDUR (yr)	9.35	8.41	7.45	6.82	5.66
First Prin Pay	121	98	75	66	54
Last Prin Pay	295	260	229	211	181

Weighted Average Life Tables
Class II-A-6 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.07	6.79	6.57	6.43	6.06
MDUR (yr)	5.58	5.42	5.29	5.20	4.98
First Prin Pay	37	37	38	40	44
Last Prin Pay	143	122	106	97	83

Class II-A-6 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.11	6.86	6.69	6.62	6.56
MDUR (yr)	5.60	5.46	5.36	5.32	5.29
First Prin Pay	37	37	38	40	44
Last Prin Pay	292	258	227	209	179

Class M-1 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.37	4.79
MDUR (yr)	5.95	5.25	4.69	4.40	4.02
First Prin Pay	46	39	38	39	41
Last Prin Pay	143	122	106	97	83

Class M-1 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.60	7.34	6.39	5.91	5.25
MDUR (yr)	6.27	5.56	4.99	4.69	4.29
First Prin Pay	46	39	38	39	41
Last Prin Pay	253	219	192	176	151

Weighted Average Life Tables
Class M-2 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.35	4.73
MDUR (yr)	5.92	5.23	4.67	4.38	3.96
First Prin Pay	46	39	37	38	40
Last Prin Pay	143	122	106	97	83

Class M-2 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.57	7.31	6.35	5.87	5.17
MDUR (yr)	6.23	5.52	4.95	4.66	4.22
First Prin Pay	46	39	37	38	40
Last Prin Pay	238	206	180	165	141

Class M-3 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.35	4.71
MDUR (yr)	5.90	5.21	4.65	4.36	3.93
First Prin Pay	46	39	37	38	40
Last Prin Pay	143	122	106	97	83

Class M-3 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.54	7.28	6.33	5.84	5.13
MDUR (yr)	6.19	5.49	4.92	4.62	4.18
First Prin Pay	46	39	37	38	40
Last Prin Pay	228	197	172	158	135

Weighted Average Life Tables
Class M-4 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.35	4.69
MDUR (yr)	5.82	5.15	4.60	4.32	3.88
First Prin Pay	46	39	37	38	39
Last Prin Pay	143	122	106	97	83

Class M-4 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.51	7.26	6.31	5.82	5.09
MDUR (yr)	6.09	5.41	4.86	4.56	4.11
First Prin Pay	46	39	37	38	39
Last Prin Pay	221	191	166	152	130

Class M-5 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.35	4.69
MDUR (yr)	5.70	5.05	4.53	4.25	3.83
First Prin Pay	46	39	37	38	39
Last Prin Pay	143	122	106	97	83

Class M-5 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.47	7.23	6.28	5.79	5.06
MDUR (yr)	5.94	5.29	4.76	4.47	4.04
First Prin Pay	46	39	37	38	39
Last Prin Pay	214	184	160	147	125

Weighted Average Life Tables
Class M-6 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.34	4.67
MDUR (yr)	5.70	5.05	4.53	4.24	3.81
First Prin Pay	46	39	37	37	38
Last Prin Pay	143	122	106	97	83

Class M-6 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.43	7.19	6.24	5.75	5.02
MDUR (yr)	5.93	5.28	4.74	4.45	4.01
First Prin Pay	46	39	37	37	38
Last Prin Pay	205	176	154	141	120

Class M-7 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.33	4.67
MDUR (yr)	5.70	5.05	4.53	4.24	3.81
First Prin Pay	46	39	37	37	38
Last Prin Pay	143	122	106	97	83

Class M-7 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.37	7.13	6.20	5.70	4.97
MDUR (yr)	5.91	5.26	4.72	4.43	3.98
First Prin Pay	46	39	37	37	38
Last Prin Pay	197	169	147	134	115

Weighted Average Life Tables
Class M-8 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.33	4.67
MDUR (yr)	5.70	5.05	4.53	4.24	3.81
First Prin Pay	46	39	37	37	38
Last Prin Pay	143	122	106	97	83

Class M-8 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.30	7.07	6.14	5.66	4.93
MDUR (yr)	5.88	5.23	4.70	4.41	3.96
First Prin Pay	46	39	37	37	38
Last Prin Pay	187	160	139	127	109

Class M-9 To Call
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	7.84	6.67	5.80	5.33	4.66
MDUR (yr)	5.70	5.05	4.53	4.24	3.80
First Prin Pay	46	39	37	37	37
Last Prin Pay	143	122	106	97	83

Class M-9 To Maturity
FRM Prepay Speed	85% PPC	100% PPC	115% PPC	125% PPC	145% PPC
WAL (yr)	8.20	6.99	6.07	5.59	4.87
MDUR (yr)	5.85	5.20	4.66	4.37	3.92
First Prin Pay	46	39	37	37	37
Last Prin Pay	178	152	132	121	103

BREAKEVEN LOSSES

LOSS COVERAGE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (M/S)	Aa1/AA+	Aa2/AA	Aa3/AA-	A1/A+	A2/A	A3/A-

Loss Severity	30%	30%	30%	30%	30%	30%
Default	27.3	21.0	17.8	15.2	13.0	11.3
Collateral Loss	17.14%	14.77%	13.37%	12.04%	10.84%	9.76%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	17.6	14.1	12.2	10.5	9.2	8.0
Collateral Loss	17.67%	15.23%	13.77%	12.39%	11.15%	10.04%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	13.0	10.6	9.3	8.1	7.1	6.2
Collateral Loss	18.00%	15.50%	14.03%	12.61%	11.34%	10.22%

Class	M-7	M-8	M-9
Rating (M/S)	Baa1/BBB+	Baa2/BBB	Baa3/BBB-

Loss Severity	30%	30%	30%
Default	9.8	8.9	8.1
Collateral Loss	8.83%	8.20%	7.58%

Loss Severity	40%	40%	40%
Default	7.1	6.5	5.9
Collateral Loss	9.08%	8.44%	7.83%

Loss Severity	50%	50%	50%
Default	5.5	5.1	4.7
Collateral Loss	9.24%	8.61%	7.99%

Assumptions
12 Month Delay
Delinquency Trigger Failing
Run to maturity
Defaults are in addition to prepayments
Run at pricing speed
"Break" is CDR which results in approximate first dollar of principal loss